Sub Item 77C





                                    EXHIBIT 2

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF
                       PROSPECT STREET INCOME SHARES INC.

                                 June 26, 2001

The Annual Meeting of Stockholders (the Meeting) of Prospect Street Income Shares Inc. (the Fund) was held on June 26, 2001.

The Meeting called for formal action of the following proposals: (i) the approval of a new Investment Advisory Agreement between the Company and Highland Capital Management, L.P. (Proposal 1). (ii) the election of five directors (Proposal 2). (iii) alternatively, the election of directors (to serve until the next Annual Meeting of Stockholders if the Investment Advisory Agreement between the Company and Highland Capital Management, L.P. is not approved) (Proposal 3).
(iv)(a) approval of amendments to the company's charter to permit the issuance of preferred stock of the company (Proposal 4A), and (iv)(b) approval of amendments to the company's fundamental investments policies to expand its ablity to issue senior securities (Proposal 4B). (v) the ratification of the section made by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2001.


Stockholder votes were cast at the Meeting as follows:



PROPOSAL 1 - APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT WITH HIGHLAND CAPITAL MANAGEMENT, L.P.


        SHARES                   SHARES VOTED                 SHARES
      VOTED FOR                    AGAINST                   ABSTAINED
      ---------                  ------------                ---------
     5,181,965                      235,051                   153,966




PROPOSAL 2 - ELECTION OF DIRECTORS IF NEW ADVISORY AGREEMENT IS APPROVED

                        SHARES VOTED                SHARES VOTED
NAME                        FOR                     TO WITHHOLD
----                    ------------                ------------
James D. Dondero           5,352,766                     218,228
John W. Honis              5,352,981                     218,013
Timothy K. Hui             5,352,981                     218,013
Scott F. Kavanaugh         5,352,981                     218,013
James F. Leary             5,352,981                     218,013

PROPOSAL 3 - ELECTION OF DIRECTORS IF NEW INVESTMENT ADVISORY AGREEMENT IS NOT APPROVED


                                                SHARES VOTED     SHARES VOTED
NAME                                                 FOR          TO WITHHOLD
----                                            ------------     ------------

Edward S. Bottum                                  7,451,869        277,451
Franklin A. Cole                                  7,456,121        273,199
Richard W. Dubberke                               7,468,533        260,787
Marilou R. McGirr                                 7,462,736        266,584
David G. Taylor                                   7,451,385        272,610
David J. Vitale                                   7,463,150        261,845

PROPOSAL 4A - APPROVAL OF AMENDMENTS TO THE COMPANY'S CHARTER TO PERMIT THE ISSUANCE OF PREFERRED STOCK OF THE COMPANY

 SHARES                                         SHARES VOTED        SHARES
VOTED FOR                                         AGAINST          ABSTAINED
---------                                       ------------     ------------
5,003,719                                         365,831           196,116

PROPOSAL 4B - APPROVAL OF AMENDMENTS TO THE COMPANY'S FUNDAMENTAL INVESTMENT POLICIES TO EXPAND ITS ABILITY TO ISSUE SENIOR SECURITIES

 SHARES                                         SHARES VOTED        SHARES
VOTED FOR                                         AGAINST          ABSTAINED
---------                                       ------------     ------------
5,090,573                                         319,044           165,049

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF AUDITORS

 SHARES                                         SHARES VOTED        SHARES
VOTED FOR                                         AGAINST          ABSTAINED
---------                                       ------------     ------------
7,575,572                                          53,358           103,043